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                                                                       EXHIBIT 1


                      STATUTORY DURABLE POWER OF ATTORNEY
                            EFFECTIVE UPON EXECUTION


NOTICE: THE POWERS GRANTED BY THIS DOCUMENT ARE BROAD AND SWEEPING. THEY ARE EXPLAINED IN THE DURABLE POWER OF ATTORNEY ACT, CHAPTER XII, TEXAS PROBATE CODE. THIS DOCUMENT DOES NOT AUTHORIZE ANYONE TO MAKE MEDICAL AND OTHER HEALTH CARE DECISIONS FOR THE PRINCIPAL. THIS POWER OF ATTORNEY MAY BE REVOKED AT ANY TIME.

         I, GORDON A. CAIN, live at 2121 Kirby Drive, #9E, Houston, Texas 77019. I appoint JOHN M. SULLIVAN as my agent (attorney-in-fact) to act for me in any lawful way with respect to all of the following powers, except for any I have crossed out below.

                  Real Property Transactions;
                  Tangible Personal Property Transactions;
                  Stock and Bond Transactions;
                  Commodity and Option Transactions;
                  Banking and Other Financial Institution Transactions; Business Operating Transactions;
                  Insurance and Annuity Transactions;
                  Estate, Trust, and Other Beneficiary Transactions;
                  Claims and Litigation;
                  Personal and Family Maintenance;
                  Benefits from Social Security, Medicare, Medicaid, or Other
                         Governmental Programs or Civil or Military Services;
                  Retirement Plan Transactions; and
                  Tax Matters.

IF NO POWER LISTED ABOVE IS CROSSED OUT, THIS DOCUMENT SHALL BE CONSTRUED AND INTERPRETED AS A GENERAL POWER OF ATTORNEY AND MY AGENT (ATTORNEY-IN-FACT) SHALL HAVE THE POWER AND AUTHORITY TO PERFORM OR UNDERTAKE ANY ACTION I COULD PERFORM OR UNDERTAKE IF I WERE PERSONALLY PRESENT.

I.       ADDITIONAL SPECIFIC POWERS.

         A. Insurance and Retirement Plans. My agent shall have the power to designate or change the beneficiary of an insurance contract, annuity contract or retirement plan, except that an attorney in fact or agent may be a named beneficiary of the contract or plan or an extension, renewal, or substitute for the contract or plan only to the extent the attorney in fact or agent was a beneficiary named under a contract or plan before this Power of Attorney became effective.

         B. Ratification and General Grant of Power. I hereby ratify and confirm all that my agent may do pursuant to this Power of Attorney. I recognize that powers of attorney are sometimes strictly construed and it is not my intention by listing the above-enumerated powers to limit the
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power and authority of my agent. In addition to the above-enumerated powers, except as specifically provided above, my agent is authorized and empowered, for me and in my name, to do any and every act and exercise any and every power that I might or could do or exercise through any other person and that my agent shall deem proper or advisable. I intend to vest in my agent a full and universal power of attorney.

II. OTHER POWERS OF ATTORNEY. The validity of this Power of Attorney shall not be affected in any manner by reason of the execution, at any time, of powers of attorney by me in favor of persons other than those named herein.

III. RELIANCE ON AFFIDAVIT OF LACK OF KNOWLEDGE OF TERMINATION OF POWER. My agent may execute an affidavit stating that he did not have actual knowledge of revocation of this Power of Attorney by reason of my death, the qualification of a guardian of my estate, divorce, marriage annulment, or pursuant to the following Paragraph at the time he exercised this Power of Attorney, and such affidavit shall be conclusive proof as between my agent and another person (other than me or my personal representative) of my agent's lack of actual knowledge of the revocation of this Power of Attorney.

IV. REVOCATION. I agree and represent to those dealing with my agent that this Power of Attorney may be voluntarily revoked only by written revocation recorded in the Official Public Records of Real Property (Deed Records) of Harris County, Texas. Revocation of this Power of Attorney is not effective as to a third party until the third party receives actual notice of the revocation.

V. AGREEMENT AS TO THIRD PARTY RELIANCE. I agree that any third party who receives a copy of this Power of Attorney may act under it.

VI. INDEMNITIES. I agree to indemnify the third party for any claims that arise against the third party because of reliance on this Power of Attorney. I authorize my agent to indemnify and hold harmless any third party who accepts and acts under this Power of Attorney.

VII. EFFECTIVE DATE. This Power of Attorney shall be effective immediately. It is not affected by my subsequent disability or incapacity and shall remain effective in the event of my disability or incapacity.

         Signed this 8th day of February, 2002.


                                                  /s/ GORDON A. CAIN
                                                  ------------------------------
                                                  Gordon A. Cain


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STATE OF TEXAS

COUNTY OF HARRIS

         BEFORE ME, the undersigned authority, on this day personally appeared Gordon A. Cain, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes and consideration therein expressed.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE this, the 8th day of February, 2002.

                                             /s/ PAMELA LYNN HENTHORNE
                  [SEAL]                     ----------------------------------
                                             Notary Public in and for the
                                             State of Texas

THE ATTORNEY-IN-FACT OR AGENT, BY ACCEPTING OR ACTING UNDER THIS POWER OF ATTORNEY, ASSUMES THE FIDUCIARY AND OTHER LEGAL RESPONSIBILITIES OF AN AGENT.


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